EXHIBIT 99.5

UNDERTAKINGS / IRREVOCABLES

[ON STANLIB LETTERHEAD]
IRREVOCABLE UNDERTAKING
by

STANLIB Asset Management LTD
(hereinafter referred to as the “Holder”, “we” or “us”)
in favour of
Remgro Limited (“Remgro”)
1. The Holder is currently the registered holder of 8 088 123 ordinary shares in the issued ordinary share capital of VenFin Limited (“VenFin”) (“Shares”). The Holder is an asset manager or financial institution, and may deal with the Shares in accordance with mandates granted to the Holder by its clients (the “Clients”).
Notwithstanding the Holder's appointment as investment manager for these Clients, the
Holder may be subject to certain restrictions that some, or all, of its Clients:
•      have the ability to prohibit the Holder from making certain portfolio management decisions on their behalf;
•      may terminate the Holder's appointment as investment manager and remove certain or all of the investments under the Holder's control.
2. Remgro intends to make an offer for the entire issued share capital of VenFin (the
“transaction”). The transaction will be implemented via a Section 311 Scheme of
Arrangement (the “Scheme”), with a back-up Section 440 offer. The offer consideration is proposed to be 1 Remgro share for every 6.25 VenFin shares. Further salient terms of the transaction have been communicated to the Holder in the presentation made by or on behalf of Remgro on 17 June 2009 (“the presentation”).

3. The Scheme is subject to the approval of 75% of the VenFin shareholders present and voting at the scheme meeting.
4. Subject to paragraphs 1 and 5, we hereby irrevocably and unconditionally agree and undertake that at any scheme meeting of VenFin shareholders convened to consider the
Scheme, we shall:
4.1 where we do not have absolute discretion in voting on the VenFin shares held by us at the time of such meeting, recommend to our Clients that they instruct us to vote the
VenFin shares and any further shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder and in respect of which such Clients may instruct us in respect of the voting rights attaching to such shares, in favour of the Scheme put forward at such VenFin scheme meeting.
4.2 where we do have absolute discretion in voting on the VenFin shares helf by us at the time of such meeting, vote the VenFin shares and any further shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder, in favour of the Scheme put forward at such VenFin scheme meeting.
4.3 Should the Scheme not be sanctioned for any reason whatsoever, accept the back-up section 440 offer in respect of the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder (as explained in more detail in the presentation).
5. The agreements and undertakings set out in paragraphs 4 and 5 above shall be valid and enforceable up to and including 31 October 2009;
6. We will timeously complete, execute and deliver to Remgro or its representatives all the necessary forms of proxy and letters of instruction, acceptance forms and or other documentation as may be required to give effect to the undertakings set out in paragraphs 4 and 5.

7.
We consent to the inclusion of references to this undertaking, in any announcement relating to the transaction, the circular relating to the transaction and any other related or ancillary document, and to this undertaking being available for inspection for such period as may be required by any regulatory authorities.
8.
For the purposes of this undertaking we choose domicilium citandi et executandi at 17
Melrose Boulevard, Melrose Arch, facsimile number 0114485555.
9.
This undertaking shall be governed and interpreted by the laws of the Republic of South
Africa.
10.     We acknowledge that the information which has been made available to us could be price-
sensitive “inside information” as contemplated in Chapter VIII of the Securities Services
Act, 36 of 2004, as amended from time to time, with the provisions of which legislation we are familiar.
11.       GENERAL
11.1
This document, read together with the presentation, constitutes the sole record of the agreements between the parties in relation to its subject matter, provided that it shall not detract from any confidentiality undertakings that may have been given separately by us to Remgro.
11.2
Neither we nor Remgro shall be bound by any representation, warranty, promise or the like not recorded in this document or another written document signed by them.
11.3
No addition to, variation, novation or agreed cancellation of this undertaking shall be of any force or effect unless in writing and signed by or on behalf of ourselves, and
Remgro.

11.4
No suspension of a right to enforce any term of this undertaking and no pactum de non petendo shall be of any force or effect unless in writing and duly signed by
Remgro.
11.5
The provisions of this undertaking shall be binding upon the successors-in-title- and the permitted assigns of the parties.
12.      All provisions in this undertaking are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this undertaking which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this undertaking shall be of full force and effect. The parties declare that it is their intention that this undertaking would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.
/s/ Nigel Mckenzie
Nigel Mckenzie
18/6/09
Signature: _______________________
Date: ___________________
Name:___________________________
Who warrants that he is duly authorised hereto by the Holder

[ON A CORONATION FUND MANAGERS LETTERHEAD]
IRREVOCABLE UNDERTAKING
by

Coronation Asset Management (Pty) Ltd
(hereinafter referred to as the “Holder”, “we” or “us”)
in favour of
Remgro Limited (“Remgro”)
1.        The Holder is the registered holder of 2818048 ordinary shares in the issued ordinary share capital of VenFin Limited (“VenFin”) (“Shares”). The Holder is an asset manager or financial institution, and may deal with the Shares in accordance with mandates granted to the Holder by its clients (the “Clients”).
2.      Remgro intends to make an offer for the entire issued share capital of VenFin (the
“transaction”). The transaction will be implemented via a Section 311 Scheme of
Arrangement (the “Scheme”), with a back-up Section 440 offer. The offer consideration is proposed to be 1 Remgro share for every 6.25 VenFin shares. Further salient terms of the transaction have been communicated to the Holder in the presentation made by or on behalf of Remgro on 19 June 2009 (“the presentation”).
3.       The Scheme is subject to the approval of 75% of the VenFin shareholders present and voting at the scheme meeting.
4.        Subject to the flows of client funds and asset allocation flows which may have a direct impact on the holdings as mentioned in clause 1 above, we hereby irrevocably and unconditionally agree and undertake that we shall not dispose, encumber, cede, lend and/or otherwise alienate any of the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder and the Holder, on behalf of its Clients, shall retain all voting rights in relation to the Shares .
5.        Subject to paragraph 5 below, we hereby irrevocably and unconditionally agree and undertake that at any scheme meeting of VenFin shareholders convened to consider the
Scheme, we shall:
5.1 where we do not have absolute discretion in voting the Shares, recommend to our
Clients that they instruct us to vote the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder and in respect of which such Clients may instruct us in respect of the voting rights attaching to such shares, in favour of the Scheme put forward at such VenFin scheme meeting.
5.2 where we do have absolute discretion in voting the Shares, vote the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder, in favour of the Scheme put forward at such VenFin scheme meeting.
5.3 Should the Scheme not be sanctioned for any reason whatsoever, accept the back-up section 440 offer in respect of the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder (as explained in more detail in the presentation).
6.        The agreements and undertakings set out in paragraphs 4 and 5 above shall be valid and enforceable up to and including 31 August 2009;
7.       We will timeously complete, execute and deliver to Remgro or its representatives all the necessary forms of proxy and letters of instruction, acceptance forms and or other documentation as may be required to give effect to the undertakings set out in paragraphs 4 and 5.

8.       We consent to the inclusion of references to this undertaking, in any announcement relating to the transaction, the circular relating to the transaction and any other related or ancillary document, and to this undertaking being available for inspection for such period as may be required by any regulatory authorities.
9.        For the purposes of this undertaking we choose domicilium citandi et executandi at 7 th
Floor, MontClare Place, Cnr of Main and Campground Road, Claremont, 7735, facsimile number 021 680 2313.
10.      This undertaking shall be governed and interpreted by the laws of the Republic of South
Africa.
11.      We acknowledge that the information which has been made available to us could be price-
sensitive “inside information” as contemplated in Chapter VIII of the Securities Services
Act, 36 of 2004, as amended from time to time, with the provisions of which legislation we are familiar.
12.      GENERAL
12.1
This document, read together with the presentation, constitutes the sole record of the agreements between the parties in relation to its subject matter, provided that it shall not detract from any confidentiality undertakings that may have been given separately by us to Remgro.
12.2
Neither we nor Remgro shall be bound by any representation, warranty, promise or the like not recorded in this document or another written document signed by them.
12.3
No addition to, variation, novation or agreed cancellation of this undertaking shall be of any force or effect unless in writing and signed by or on behalf of ourselves, and
Remgro.

12.4
No suspension of a right to enforce any term of this undertaking and no pactum de non petendo shall be of any force or effect unless in writing and duly signed by
Remgro.
12.5
The provisions of this undertaking shall be binding upon the successors-in-title- and the permitted assigns of the parties.
13.       All provisions in this undertaking are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this undertaking which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this undertaking shall be of full force and effect. The parties declare that it is their intention that this undertaking would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.
/s/ Karl Lienberger
Karl Lienberger
22/6/2009
Signature: _______________________
Date: ___________________
Name:___________________________
Who warrants that he is duly authorised hereto by the Holder

IRREVOCABLE UNDERTAKING
by

Sanlam Investment Management, a Division of Sanlam Life Insurance Limited
and
Sanlam Investment Management (Pty) Ltd
(hereinafter referred to as the “Holder”, “we” or “us”)
in favour of
Remgro Limited (“Remgro”)
1.       The Holder is an asset manager or financial institution. At the time of signature of this undertaking, the Holder holds for own account, or manages on behalf of its clients (the
“Clients”), 57 464 277 ordinary shares in the issued ordinary share capital of VenFin
Limited (“VenFin”) (“Shares”). The Holder may deal with the Shares in accordance with mandates granted to the Holder by its Clients.
2.        Remgro intends to make an offer for the entire issued share capital of VenFin (the
“transaction”). The transaction will be implemented via a Section 311 Scheme of
Arrangement (the “Scheme”), with a back-up Section 440 offer. The offer consideration is proposed to be 1 Remgro share for every 6.25 VenFin shares. Further salient terms of the transaction have been communicated to the Holder in the presentation made by or on behalf of Remgro on 19 June 2009 (“the presentation”).
3.        The Scheme is subject to the approval of 75% of the VenFin shareholders present and voting at the scheme meeting.
4.       We hereby undertake that we shall, subject to the requirements of the mandates provided to us by our Clients, any specific instructions from our Clients, and our statutory duties under the Financial Advisory and Intermediary Services Act No 37 of 2002 and the Financial
Institutions (Protection of Funds) Act No 28 of 2001, use reasonable commercial endeavours to procure, at any meeting of VenFin shareholders convened to consider the
Scheme –
4. The voting, either in person or by proxy, of all the Shares under our management at the time of such meeting in favour of the resolutions(s) approving the Scheme and such resolutions as may be required in order to implement the Scheme ; or
4.2 should the Scheme not be sanctioned for any reason whatsoever, accept the back-up section 440 offer in respect of the Shares under our management at the time when the offer is made, provided that the section 440 offer is made on substantially the same terms as the terms communication to us at the presentation.
5.         This undertaking shall lapse on the earlier of –
5.1 18:00 on 31 October 2009;
5.2
18:00 on 24 June 2009, unless Remgro publicly announced its intention to make a firm offer for the Shares on the terms of the Scheme before 18:00 on 24 June 2009;
5.3
18:00 on 17 August 2009, unless the meeting of VenFin shareholders convened to consider the Scheme is convened before 18:00 on 17 August 2009;
5.4
the lapse of the offer as a result of any of the conditions precedent not being met timeously.
6.       We will timeously complete, execute and deliver to Remgro or its representatives all the necessary forms of proxy and letters of instruction, acceptance forms and or other documentation as may be required to give effect to the undertakings set out in paragraph 4.
7.       Notwithstanding anything to the contrary in this undertaking, we will not as a result of this undertaking be precluded from doing any of the following at any time after the date on which we sign this undertaking:
7.1
Buying, selling, or otherwise transacting in, or encumbering, the Shares on behalf of our Clients;
7.2
Acepting an offer, or committing to accept a bona fide offer, for the Shares from a third party, if such offer –
7.2.1
is made to holders of ordinary shares in the capital of VenFin Limited in general;
7.2.2
is made on terms that are more advantageous to our Clients than the terms of the Scheme.

8.      We
8.1
consent to this undertaking being available for inspection for such period as may be required by any regulatory authorities;
8.2
do not consent to the inclusion of references to the existence of, or the terms of, this undertaking in any announcement relating to the transaction, the circular relating to the transaction, and any other related or ancillary document, without our prior written consent having been obtained.
9.        For the purposes of this undertaking we choose domicilium citandi et executandi at 55
Willie van Schoor Avenue, Bellville, Western Cape Province, facsimile number
0219502555.
10.      This undertaking shall be governed and interpreted by the laws of the Republic of South
Africa.
11.      We acknowledge that the information which has been made available to us could be price-
sensitive “inside information” as contemplated in Chapter VIII of the Securities Services
Act, 36 of 2004, as amended from time to time, with the provisions of which legislation we are familiar.
12.      GENERAL
12.1 This document, read together with the presentation, constitutes the sole record of the agreements between the parties in relation to its subject matter, provided that it shall not detract from any confidentiality undertakings that may have been given separately by us to Remgro.
12.2 Neither we nor Remgro shall be bound by any representation, warranty, promise or the like not recorded in this document or another written document signed by them.

12.3
No addition to, variation, novation or agreed cancellation of this undertaking shall be of any force or effect unless in writing and signed by or on behalf of ourselves, and
Remgro.
12.4
No suspension of a right to enforce any term of this undertaking and no pactum de non petendo shall be of any force or effect unless in writing and duly signed by
Remgro.
12.5
The provisions of this undertaking shall be binding upon the successors-in-title- and the permitted assigns of the parties.
12.6
All provisions in this undertaking are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this undertaking which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this undertaking shall be of full force and effect. The parties declare that it is their intention that this undertaking would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.
/s/ Roy Chapman
Roy Chapman
22/06/2009
Signature: _______________________
Date: ___________________
Name:___________________________
Who warrants that he is duly authorised hereto by the Holder

IRREVOCABLE UNDERTAKING
by

Rand Merchant Bank – Equities Trading Division
(hereinafter referred to as the “Holder”, “we” or “us”)
in favour of
Remgro Limited (“Remgro”)
1.        The Holder is the registered holder of 6 951 336 ordinary shares in the issued ordinary share capital of VenFin Limited (“VenFin”) (“Shares”). The Holder is a financial institution, and may deal with the Shares in accordance with mandates granted to the
Holder by its clients (the “Clients”).
2.       Remgro intends to make an offer for the entire issued share capital of VenFin (the
“transaction”). The transaction will be implemented via a Section 311 Scheme of
Arrangement (the “Scheme”), with a back-up Section 440 offer. The offer consideration is proposed to be 1 Remgro share for every 6.25 VenFin shares. Further salient terms of the transaction have been communicated to the Holder in the presentation made by or on behalf of Remgro on 22 June 2009 (“the presentation”).
3.       The Scheme is subject to the approval of 75% of the VenFin shareholders present and voting at the scheme meeting.
4.       We hereby irrevocably and unconditionally agree and undertake that we shall not dispose, encumber, cede, lend and/or otherwise alienate any of the Shares and any further Shares in
VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder and the Holder, on behalf of its Clients, shall retain all voting rights in relation to the
Shares.
5.        Subject to paragraph 6 below, we hereby irrevocably and unconditionally agree and undertake that at any scheme meeting of VenFin shareholders convened to consider the
Scheme, we shall:
5.1 where we do not have absolute discretion in voting the Shares, recommend to our
Clients that they instruct us to vote the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder and in respect of which such Clients may instruct us in respect of the voting rights attaching to such shares, in favour of the Scheme put forward at such VenFin scheme meeting.
5.2 where we do have absolute discretion in voting the Shares, vote the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder, in favour of the Scheme put forward at such VenFin scheme meeting.
5.3 Should the Scheme not be sanctioned for any reason whatsoever, accept the back-up section 440 offer in respect of the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder (as explained in more detail in the presentation).
6.        The agreements and undertakings set out in paragraphs 4 and 5 above shall be valid and enforceable up to and including 31 October 2009;
7.        We will timeously complete, execute and deliver to Remgro or its representatives all the necessary forms of proxy and letters of instruction, acceptance forms and or other documentation as may be required to give effect to the undertakings set out in paragraphs 4 and 5.
8.       We consent to the inclusion of references to this undertaking, in any announcement relating to the transaction, the circular relating to the transaction and any other related or ancillary document, and to this undertaking being available for inspection for such period as may be required by any regulatory authorities.
9.         For the purposes of this undertaking we choose domicilium citandi et executandi at 12 th
Floor, 1 Merchant Place, Cnr Fredman Dr & Rivonia Rd, Sandton, 2196, facsimile number
+27 11 282 4426.
10.      This undertaking shall be governed and interpreted by the laws of the Republic of South
Africa.
11.      We acknowledge that the information which has been made available to us could be price-
sensitive “inside information” as contemplated in Chapter VIII of the Securities Services
Act, 36 of 2004, as amended from time to time, with the provisions of which legislation we are familiar.
12.      GENERAL
12.1
This document, read together with the presentation, constitutes the sole record of the agreements between the parties in relation to its subject matter, provided that it shall not detract from any confidentiality undertakings that may have been given separately by us to Remgro.
12.2
Neither we nor Remgro shall be bound by any representation, warranty, promise or the like not recorded in this document or another written document signed by them regarding the transaction.
12.3
No addition to, variation, novation or agreed cancellation of this undertaking shall be of any force or effect unless in writing and signed by or on behalf of ourselves, and
Remgro.

12.4
No suspension of a right to enforce any term of this undertaking and no pactum de non petendo shall be of any force or effect unless in writing and duly signed by
Remgro.
12.5
The provisions of this undertaking shall be binding upon the successors-in-title- and the permitted assigns of the parties.
13.       All provisions in this undertaking are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this undertaking which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this undertaking shall be of full force and effect. The parties declare that it is their intention that this undertaking would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.
/s/ Louis Grobbelaar
Louis Grobbelaar
Signature: _______________________
Date: __22/06/2009______________
Name:___________________________
Louis Grobbelaar
'A' Signatory
Equities
Who warrants that he is duly authorised hereto by the Holder

IRREVOCABLE UNDERTAKING
by

Tantalum Capital (Pty) Ltd
(hereinafter referred to as the “Holder”, “we” or “us”)
in favour of
Remgro Limited (“Remgro”)
1.        The Holder is the registered holder of 5 544 031 ordinary shares in the issued ordinary share capital of VenFin Limited (“VenFin”) (“Shares”). The Holder is an asset manager or financial institution, and may deal with the Shares in accordance with mandates granted to the Holder by its clients (the “Clients”).
2.        Remgro intends to make an offer for the entire issued share capital of VenFin (the
“transaction”). The transaction will be implemented via a Section 311 Scheme of
Arrangement (the “Scheme”), with a back-up Section 440 offer. The offer consideration is proposed to be 1 Remgro share for every 6.25 VenFin shares. Further salient terms of the transaction have been communicated to the Holder in the presentation made by or on behalf of Remgro on 19 June 2009 (“the presentation”).
3.        The Scheme is subject to the approval of 75% of the VenFin shareholders present and voting at the scheme meeting.
4.         Subject to paragraph 5 below, we hereby irrevocably and unconditionally agree and undertake that at any scheme meeting of VenFin shareholders convened to consider the
Scheme, we shall:

4.1 where we do not have absolute discretion in voting the Shares, recommend to our
Clients that they instruct us to vote the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder and in respect of which such Clients may instruct us in respect of the voting rights attaching to such shares, in favour of the Scheme put forward at such VenFin scheme meeting.
4.2 where we do have absolute discretion in voting the Shares, vote the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder, in favour of the Scheme put forward at such VenFin scheme meeting.
4.3 Should the Scheme not be sanctioned for any reason whatsoever, accept the back-up section 440 offer in respect of the Shares and any further Shares in VenFin issued or unconditionally allotted to the Holder or otherwise acquired by the Holder (as explained in more detail in the presentation).
5.        The agreements and undertakings set out in paragraphs 4 above shall be valid and enforceable up to and including 31 October 2009;
6.       We will timeously complete, execute and deliver to Remgro or its representatives all the necessary forms of proxy and letters of instruction, acceptance forms and or other documentation as may be required to give effect to the undertakings set out in paragraphs 4 and 5.
7.       We consent to the inclusion of references to this undertaking, in any announcement relating to the transaction, the circular relating to the transaction and any other related or ancillary document, and to this undertaking being available for inspection for such period as may be required by any regulatory authorities.
8.        For the purposes of this undertaking we choose domicilium citandi et executandi at 3 rd
Floor, the Hudson, 30 Hudson Street, DeWaterkant, Cape Town, facsimile number 021 419
4189.

9.        This undertaking shall be governed and interpreted by the laws of the Republic of South
Africa.
10.       We acknowledge that the information which has been made available to us could be price-
sensitive “inside information” as contemplated in Chapter VIII of the Securities Services
Act, 36 of 2004, as amended from time to time, with the provisions of which legislation we are familiar.
11.       GENERAL
11.1
This document, read together with the presentation, constitutes the sole record of the agreements between the parties in relation to its subject matter, provided that it shall not detract from any confidentiality undertakings that may have been given separately by us to Remgro.
11.2
Neither we nor Remgro shall be bound by any representation, warranty, promise or the like not recorded in this document or another written document signed by them.
11.3
No addition to, variation, novation or agreed cancellation of this undertaking shall be of any force or effect unless in writing and signed by or on behalf of ourselves, and
Remgro.
11.4
No suspension of a right to enforce any term of this undertaking and no pactum de non petendo shall be of any force or effect unless in writing and duly signed by
Remgro.
11.5
The provisions of this undertaking shall be binding upon the successors-in-title- and the permitted assigns of the parties.

12.       All provisions in this undertaking are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this undertaking which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this undertaking shall be of full force and effect. The parties declare that it is their intention that this undertaking would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.
/s/ RL Kommel
RL Kommel
22/6/09
Signature: _______________________
Date: _________________________
Name:___________________________
Who warrants that he is duly authorised hereto by the Holder